UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  November 3, 2003

LEGALPLAY ENTERTAINMENT INC.
(Exact name of registrant as specified in its charter)

Florida	0-29219	98-0199508
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

Suite 630, 1188 W. Georgia Street Vancouver, British Columbia, Canada	V6E 4A2
(Address of principal executive offices)	(Zip Code)

Issuer's telephone number (including area code)	(604) 689-5998

(Former name, former address and former fiscal year, if changed since last report)	(Zip Code)

Check whether the issuer (1) filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

Yes	X	No

Item 1.  CHANGES IN CONTROL OF REGISTRANT

No events to report.

Item 2.  ACQUISITION OR DISPOSITION OF ASSETS

No events to report.

Item 3.  BANKRUPTCY OR RECEIVERSHIP

No events to report.

Item 4.  CHANGES IN REGISTRANTS CERTIFYING ACCOUNTANT

No events to report.

Item 5.  OTHER EVENTS

LegalPlay Entertainment Inc. (OTCBB: LPLE) announced today it received notice from the Supreme Court of British Columbia that it has succeeded in having Communication Services Inc. Court Motion heard May, 14, 15 and 16, 2003 dismissed with costs whereby the judgment against Communication Services Inc. determined that LegalPlay Entertainment Inc. established a substantial connection between the claims it is making and the jurisdiction. LegalPlay Entertainment Inc. can therefore pursue its case against Communication Services Inc. in the Supreme Court of British Columbia. Parallel arbitration proceedings against Ala Corp. remain under way.

Attached as Exhibit 99.1 to this filing is a copy of LegalPlay Entertainment Inc press release of November 3, 2003 announcing the victory of their first legal hurdle in retrieving the Poker.com domain.

Item 6.  RESIGNATION OF REGISTRANTS DIRECTOR

No events to report.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

No events to report.

Item 8.  CHANGE IN FISCAL YEAR

No events to report.

Item 9.  Regulation FD disclosure.

No events to report.

Item 10.  Amendments to Registrant's Code of Ethics, or Waiver of Provision of the Code    of Ethics

No events to report.

Item 11.  Temporary Suspension of Trading Under Registrant's Employee Benefit Plans

No events to report.

Item 12.  Results of Operations and Financial Condition.

No events to report.

Exhibits:

1.1

News Release issued by the Company on November 3, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGALPLAY ENTERTAINMENT, INC.

/s/ Mark Glusing
Mark Glusing, President
November 3, 2003
Date

EXHIBIT 99.1

FOR IMMEDIATE RELEASE

LEGALPLAY ENTERTAINMENT INC. WINS FIRST LEGAL HURDLE IN RETRIEVING THE POKER.COM DOMAIN.

Vancouver, Canada, November 3, 2003 - LegalPlay Entertainment Inc. (OTCBB: LPLE) announced today it received notice from the Supreme Court of British Columbia that it has succeeded in having Communication Services Inc. Court Motion heard May, 14, 15 and 16, 2003 dismissed with costs whereby the judgment against Communication Services Inc. determined that LegalPlay Entertainment Inc. established a substantial connection between the claims it is making and the jurisdiction. LegalPlay Entertainment Inc. can therefore pursue its case against Communication Services Inc. in the Supreme Court of British Columbia. Parallel arbitration proceedings against Ala Corp. remain under way.

"This is the first successful step in returning poker.com to us as the rightful operators of the domain. We are very pleased with the result and will continue in our pursuit to have the domain returned to our company," stated Mr. Mark Glusing, President of LegalPlay Entertainment Inc.

LegalPlay Entertainment Inc. will continue with the legal action and will ensure that the terms and conditions of the agreement relating to the 99 year use of the domain are fully enforced.

About LegalPlay Entertainment Inc.

LegalPlay Entertainment Inc., through its wholly owned subsidiary, SkillPoker.com Inc. is the operator of www.SkillPoker.com, North America's only legal online poker site. SkillPoker.com Inc. owns the patent pending SkillPoker technology which enables the operation of its own skill based online poker card rooms, with a focus on marketing to poker players in the United States, Canada and worldwide. SkillPoker.com Inc.'s poker card room is the only legal online system of gaming with all operations including the game servers located on North American soil.

Recently announced was the Company's entry into the horse wagering market through the acquisition of a proprietary software system operated from www.DailyHorse.com.

LegalPlay Entertainment Inc. will seek additional legal gaming opportunities in the future in an effort to capitalize on the growth of the online gaming industry.

On behalf of the Board of Directors,

Mr. Mark Glusing

President

This press release may contain certain forward-looking information and statements concerning the company's operations, performance and financial condition, including, in particular; the ability of the company to develop the software technology in connection with the patent; competition from other gaming companies to develop and market skill based gaming in North America; the ability of the company to successfully market online gaming sites that are for skill based gaming; the ability of the company to successfully market online gaming sites with a focus on horse racing.  These statements are based upon a number of uncertainties and contingencies, many of which are beyond the control of the company.  Actual results may differ materially from those expressed or implied by such forward-looking statements.  This document is not intended to be and is not an advertisement for any securities of the company.

For further information please contact:

LegalPlay  Entertainment Inc.

Investor Relations

630 - 1188 West Georgia Street

Vancouver, B.C.

Canada, V6E 4A2

Tel: (604) 689-5998

Fax: (604) 689-8988

Email: Info@LegalPlay.com

Url:

www.SkillPoker.com and www.LegalPlay.com and www.DailyHorse.com